Exhibit 99.1

For Immediate Release

KBL Healthcare Acquisition Corp. II

Announces Special Meeting Date, Record Date and

Certain Proxy Voting Procedures

New York, NY, January 29, 2007—KBL Healthcare Acquisition Corp. II (OTCBB: KBLH, KBLHU, KBLHW; “KBL”) announced today that its special meeting of stockholders will be held on March 6, 2007 at 10:00 a.m. eastern time, at the offices of Graubard Miller, KBL’s counsel, at The Chrysler Building, 405 Lexington Avenue, 19th Floor, New York, New York 10174.

KBL stockholders of record as of February 6, 2007 will be invited to attend the special meeting and vote on five proposals, including (i) the approval of the Agreement and Plans of Reorganization, dated September 1, 2006, among KBL, SII Acquisition, Inc., Summer Infant Inc. and its affiliated companies (collectively, “Summer) and Summer’s stockholders, pursuant to which each of the Summer companies will be acquired by KBL, (ii) the approval of amendment to the certificate of incorporation of KBL to change the name of KBL from “KBL Healthcare Acquisition Corp. II” to “Summer Infant, Inc.,” (iii) the approval of an amendment to the certificate of incorporation of KBL to increase its authorized capitalization, (iv) the approval of an amendment to the certificate of incorporation of KBL to remove those provisions that will no longer be operative upon consummation of the merger, and (v) the approval of the Performance Equity Plan.

Certain Proxy Voting Procedures

At KBL’s special meeting of stockholders, stockholders of record as of February 6, 2007 (“Record Date”) will vote on, among other proposals, the proposed acquisition. A public stockholder who owned shares as of the Record Date who votes against the acquisition may demand that KBL convert the stockholder’s (“Converting Stockholder”) shares into cash for the stockholder’s pro rata share of the trust account.

To perfect conversion rights, a Converting Stockholder must comply with all of the following procedures:

1.	(a) Complete the ADP voter instruction card or form of proxy, (b) vote against the acquisition proposal, (c) check the box for conversion on the ADP voter instruction card or form of proxy, and (d) submit the ADP voter instruction card or form of proxy before the date of the special meeting of stockholders.

2.

If the shares are held in “street name,” instruct the account executive at the Converting Stockholder’s bank or broker to withdraw the Converting Stockholder’s shares from the Converting Stockholder’s account and request that a physical stock certificate be issued in the Converting Stockholder’s name. KBL’s stock transfer agent, Continental Stock Transfer & Trust Company (“Continental”), can assist with this process.

3.	Prior to the special meeting of stockholders:
(a)	present the physical stock certificate (together with necessary stock powers (with signature medallion guaranteed)) to Continental at the following address: Continental Stock Transfer & Trust Company, 17 Battery Place, New York, NY 10004, Attn: Mark Zimkind, Tel. (212) 845-3287; and
(b)	provide to Continental, along with the stock certificate and stock power, a written certificate addressed to KBL and signed by the Converting Stockholder to the effect that: (i) the Converting Stockholder was a holder of record as of the Record Date for purposes of the special meeting of stockholders, (ii) the Converting Stockholder has held the shares the Converting Stockholder seeks to convert since the Record Date, (iii) the Converting Stockholder will continue to hold the shares through the closing date of the acquisition, and (iv) the Converting Stockholder wishes to convert his shares into a pro rata share of the trust account.

Certificates that have not been tendered in accordance with these procedures prior to the special meeting of stockholders will not be converted into cash. In the event a Converting Stockholder tenders shares and later decides that it does not want to convert shares, such Converting Stockholder will need to make arrangements with Continental to withdraw the tender.

Stockholders who have questions concerning the proposed acquisition or any other aspect of the special meeting should contact Michael Kaswan, KBL’s Chief Operating Officer, at (212) 319-5555, extension 146.

Ensuring Your Vote is Counted

In advance of the record date, KBL advises holders of its securities to move these securities into accounts which do not permit the lending of securities, so called cash accounts or segregated accounts, and out of accounts that permit the lending of securities, such as margin accounts. These steps are designed to ensure that votes related to common and common shares beneficially owned by stockholders are properly counted. Beneficial owners of common shares that have been lent out (either with or without the beneficial owners’ knowledge) are not permitted to vote those shares. In connection with the proposed acquisition, KBL has filed a preliminary proxy statement with the Securities and Exchange Commission. INVESTORS AND SECURITY HOLDERS ARE ADVISED TO READ THE DEFINITIVE PROXY STATEMENT THAT WILL BE MAILED TO ALL STOCKHOLDERS OF RECORD BECAUSE IT CONTAINS IMPORTANT INFORMATION. Investors and security holders may obtain a free copy of the definitive proxy statement and other documents filed by KBL at the Securities and Exchange Commission’s web site at www.sec.gov.

About Summer

Based in North Smithfield, Rhode Island, Summer is a designer, marketer and distributor of branded durable juvenile health, safety and wellness products (for ages 0-3 years) which are sold principally to large U.S. retailers. Summer currently has over sixty proprietary products, including nursery audio/video monitors, safety gates, durable bath products, bed rails, infant thermometers and related health and safety products, booster and potty seats, and bouncers.

Not a Proxy Statement

This press release is not a proxy statement or a solicitation of proxies from the holders of common stock of KBL and does not constitute an offer of any securities of KBL for sale. Any solicitation of proxies will be made only by the definitive proxy statement of KBL that will be mailed to all stockholders. Investors and security holders of KBL are urged to read the definitive proxy statement and appendices thereto when they become available, because they will contain important information about KBL and Summer.

Contacts

KBL Healthcare Acquisition Corp. II

Michael Kaswan, (212) 319-5555, extension 146

Chief Operating Officer